Exhibit 99.1

FOR IMMEDIATE RELEASE
February 11, 2026

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Media Team

+1-630-227-5100

Editor@aarcorp.com

AAR appoints Dylan Wolin as Chief Financial Officer

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today that its Board of Directors has appointed Dylan Wolin as the Company’s Chief Financial Officer, effective February 23, 2026. Wolin’s responsibilities will include finance, accounting, tax, treasury, investor relations, and corporate development.

Wolin will rejoin AAR from Federal Signal Corporation, where he served as President of Elgin, Trackless, and Vactor, the company’s primarily municipal-focused specialty vehicle businesses, from 2024 to 2026.

From 2017 to 2024, Wolin led AAR’s strategic and corporate development, treasury, and investor relations functions. He helped lead the Company’s portfolio repositioning, capital markets activities, and strategic planning, including the acquisitions of Trax and Triumph Product Support.

Before joining AAR and Federal Signal, Wolin was a Director in Boeing’s Corporate Development group, where he was responsible for merger, acquisition, and joint venture transactions. Prior to Boeing, he served as a Vice President in Deutsche Bank’s Global Industrials Group within its investment banking division. Earlier in his career, Wolin was an Associate at McManus & Miles, a boutique investment bank specializing in financial advisory and private placements.

Wolin earned a Bachelor of Arts in economics from Tufts University and a Master of Business Administration in finance from the Wharton School of the University of Pennsylvania.

“I worked very closely with Dylan during his seven years at AAR. He was instrumental in developing the strategy we are executing today. I am thrilled he is rejoining our senior leadership team, bringing valuable additional operational and strategic experience,” said John M. Holmes, AAR’s Chairman, President and CEO. “I would also like to thank Sarah Flanagan for her service as our Interim CFO. Sarah is a deeply valued member of our team, and I am looking forward to her continued leadership in our finance organization.”

“AAR’s strong team, unique customer value proposition, and exciting additional growth opportunities underscore the Company’s compelling future,” said Wolin. “I am eager to partner with John and the rest of the AAR team to drive continued execution of AAR’s growth strategy.”

Sarah Flanagan, the Company’s Interim Chief Financial Officer, will return to her previous role as Vice President, Financial Operations, effective February 23, 2026.

AAR reaffirms its guidance for the third fiscal quarter and full fiscal year issued on January 6, 2026.

For more information on AAR, visit aarcorp.com.

About AAR
AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, reflecting management’s expectations about future conditions, including continued execution of the company’s growth strategy and guidance related to quarterly and full-year financial results. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of management, as well as assumptions and estimates based on information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in AAR CORP.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond management’s control. Management assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.